EXHIBIT 23.2

     CONSENT OF FELDHAKE, AUGUST & ROQUEMORE LLP

             We hereby consent to the use of our legal opinion dated March 12, 2001, in this registration statement on Form SB-2 for Worldwide Wireless Networks, Inc.

        Feldhake, August & Roquemore LLP

By: /s/ Kenneth S. August,  Esq.
        ------------------------
        Kenneth S. August,  Esq.
        Irvine, California
        March 12, 2001